                                                                   EXHIBIT 99.3




                            INTERNET SHOPPING NETWORK LLC
                          VALUATION AND QUALIFYING ACCOUNTS



                                                                               DEDUCTIONS/
                                               BALANCE AT      CHARGES TO       CHARGES          BALANCE AT
                                               BEGINNING       COSTS AND        TO OTHER           END OF
                                               OF PERIOD        EXPENSES       ACCOUNTS(1)         PERIOD
                                               ----------      ----------     ------------       ----------
                                                                      (IN THOUSANDS)

Allowance for doubtful accounts:

Year ended December 31, 1999.................     $41              $100          $ (99)              $42
                                               ==========      ==========     ============       ==========
Year ended December 31, 1998.................     $10              $ 49          $ (18)              $41
                                               ==========      ==========     ============       ==========
Year ended December 31, 1997(2)..............     $22              $458          $(470)              $10
                                               ==========      ==========     ============       ==========


-------------
(1) Write-off fully reserved accounts receivable.
(2) Write-off uncollectible amounts related to Computer Superstore.